Exhibit 99.1

Dominari Reports Q3 2026 Results

Net loss to common stockholders narrowed sequentially in Q3 2026 to $1.9 million as compared to $5.4 million for Q2 2026

NEW YORK, November 10, 2026/PRNewswire/ -- Dominari Holdings Inc. (Nasdaq: DOMH) (“Dominari” or the “Company”), today announced highlights of its financial results for the quarter ended September 30, 2026, which were filed with the Securities and Exchange Commission (“SEC”) in the Company’s quarterly SEC Form 10Q.

The Company stated that: “In the nine months ended September 30, 2026, while our revenues declined from the comparable period in 2025, we reduced our loss from operations to $40.6 million in the period from a $48.2 million loss from operations in the comparable period in 2025. This was driven by holding our gross margins steady at lower levels of revenue while decreasing our operating expenses by 65% in the third quarter compared to the third quarter of 2025, as well as an over 25% reduction in operating costs as compared to the nine months in the prior year. During the quarter, the annualized run-rate for recurring revenue from our management services increased to $3.5 million per year or by approximately $2.7 million as compared to that same line item on September 30, 2025”. The Company further stated that: “We continued to focus on shareholder liquidity as we initiated a stock repurchase program with a target of buying back $5.0 million of the Company’s shares. As of the date of this release, we have repurchased over 1.9 million shares for approximately $3.4 million.”

Quarter and Year to Date Highlights

●	Net loss to common shareholders sequentially decreased in the quarter by 65% to $1.9 million, from $5.4 million in Q2 2026.

●	The Company’s operating loss decreased in the year-to-date period by 16% or $7.6 million to $40.6 million, from $48.2 million in the nine months ended September 30, 2025.

●	Dominari Financial business segment remained profitable, reporting third quarter segment net income of $1.8 million and year-to-date segment net income of $12.7 million.

●	Third quarter and year-to-date operating expenses decreased by $34.6 million and $37.2 million, respectively, as compared to the comparable periods in 2025.

●	Raised approximately $3.3 million in the quarter with the Company’s warrant inducement program announced in August of 2026.

Third Quarter Results

Third quarter revenue was $16.4 million, approximately 69% lower as compared with $52.4 million in the third quarter of 2025. This decrease was primarily driven by lower underwriting revenue of $25.7 million in the quarter due to fewer deal closings, lower carried interest of $3.7 million, lower commission revenue of $4.3 million, and $3.0 million of lower principal transactions compared to the third quarter of 2025. The Company’s annual recurring revenue (ARR) increased to $3.6 million from $0.8 million at the end of Q2, 2025, reflecting an increase of 341%.

Operating costs and expenses decreased by $34.6 million, or 65%, to $18.3 million. Compensation and benefits decreased by $35.3 million, primarily reflecting a lower commission expense of approximately $30.0 million, partially offset by higher professional and other expenses of $1.4 million. As a result, of the lower revenues being offset by the reduced operating expenses, the operating loss increased in the third quarter of 2026 by $1.5 million to $1.9 million from $0.4 million in the prior-year period.

Net loss attributable to common stockholders was $1.9 million, or a loss of $0.08 per share, compared with net income attributable to common stockholders of $125.2 million, or earnings of $7.27 per share, in the third quarter of 2025. The year-over-year decrease was primarily driven by the Company’s approximately $126.5 million of other income in Q3 2025 vs $0.3 million loss in 2026 which was primarily driven by the valuation increase from the investment in American Bitcoin Corp. (“ABTC).

Year-to-Date Operating Progress

For the nine months ending September 30, 2026, total revenue decreased by $29.7 million, or 30%, to $69.0 million compared to the nine months ending September 30, 2025. The primary driver of the reduced revenue was related to carried interest which was $11.5 million lower than the comparable period in 2025 reflecting the Company’s carried interest from a single deal in 2025 that totaled $19.0 million of the $19.2 million in 2025 revenue. Underwriting revenue decreased by $10.6 million, or 18%, to $48.0 million, reflecting increased volatility in the capital markets resulting in lower deal flow. Additionally, principal trading was $5.8 million lower in the 2026 year to date period as well.

The first nine months of 2026 operating costs and expenses declined by $37.2 million, or 25%, to $109.6 million, and the operating loss narrowed by $7.5 million, or 16%, to $40.6 million from $48.2 million in the comparable period in 2025. Consolidated net loss attributable to common stockholders was $64.7 million, as compared to net income of $109.3 million in 2025 reflecting the impact of the ABTC investment as well as a $14.6 million tax provision in 2026 as compared to no such provision in the 2025 comparable period.

Balance Sheet

At September 30, 2026, Dominari had $24.0 million cash and cash equivalents, $2.6 million of marketable securities, $4.8 million of securities owned, $4.7 million receivable from clearing brokers and $9.8 million of long-term equity investments. Working capital was approximately $14.5 million, and total stockholders’ equity was $22.4 million.

Dominari Securities maintained approximately $18.5 million of net capital against a $0.6 million minimum requirement.

DOMINARI HOLDINGS INC.

Condensed Consolidated Balance Sheets

($ in thousands except share and per share amounts)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Cash and cash equivalents	$23,989	$34,005
Marketable securities	2,622	46,516
Securities owned	4,771	9,756
Receivable from clearing brokers	4,707	3,995
Long-term equity investments	9,837	11,744
Accounts receivable	1,828	-
Note receivable	93	-
Loans to employees	1,337	1,767
Right-of-use assets	2,291	2,721
Prepaid expenses and other assets	4,204	2,403
Total assets	$55,679	$112,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$792	$611
Accrued compensation and commissions	5,579	17,754
Accrued dividends payable	296	10,335
Contract liabilities	8,632	4,504
Lease liability	2,454	2,841
Liability for unrecognized tax benefits	13,739	7,318
Income tax payable	1,179	-
Other liabilities	594	173
Total liabilities	33,265	43,536

Stockholders’ equity
Preferred stock, $.0001 par value, 50,000,000 authorized
Convertible Preferred Series D: 5,000,000 shares designated; 3,825 shares issued and outstanding as of September 30, 2026 and December 31, 2025; liquidation value of $0.0001 per share	-	-
Convertible Preferred Series D-1: 5,000,000 shares designated; 834 shares issued and outstanding as of September 30, 2026 and December 31, 2025; liquidation value of $0.0001 per share	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 25,873,765 and 16,067,435 shares issued as of September 30, 2026 and December 31, 2025, respectively; 25,391,569 and 16,067,435 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	3	-
Treasury stock, at cost, 482,196 shares as of September 30, 2026, and 0 shares as of December 31, 2025	(1,164)	-
Additional paid-in capital	366,054	337,505
Accumulated deficit	(341,837)	(268,134)
Total Dominari Holdings stockholders’ equity	23,056	69,371
Non-controlling interests	(642)	-
Total stockholders’ equity	22,414	69,371
Total liabilities and stockholders’ equity	$55,679	$112,907

DOMINARI HOLDINGS INC.

Condensed Consolidated Statements of Operations

($ in thousands except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues
Underwriting services	$7,170	$32,866	$48,021	$58,636
Carried interest	5,016	8,704	7,663	19,204
Commissions	2,421	6,722	11,478	14,570
Interest income	469	447	1,055	827
Principal transactions	(150)	2,871	(1,718)	4,039
Other revenue	1,455	807	2,476	1,424
Total revenue	16,381	52,417	68,975	98,700

Operating costs and expenses
Compensation and benefits	15,051	50,332	97,448	117,507
Advisory fees	25	59	137	21,020
Legal fees	229	808	1,765	2,321
Professional and consulting fees	1,997	1,544	3,505	2,771
Other expenses	961	104	6,766	3,250
Total operating expenses	18,263	52,847	109,621	146,869
(Loss) income from operations	(1,882)	(430)	(40,646)	(48,169)

Other income (expenses)
Other income	203	-	374	-
Interest income	34	95	144	146
Gain (loss) on marketable securities, net	219	158,416	(6,862)	159,055
Realized loss on long-term equity investments	(750)	-	(750)	-
Realized and unrealized gain on notes receivable, net	-	-	-	221
Change in carrying value of investments	-	(32,000)	(1,400)	-
Total other income (expenses)	(294)	126,511	(8,494)	159,422
Net (loss) income before income tax expense	(2,176)	126,081	(49,140)	111,253
Provision for income taxes	(661)	-	14,562	-
Net (loss) income before non-controlling interest and deemed dividend	(1,515)	126,081	(63,702)	111,253
Less: Net income attributable to non-controlling interests	106	871	256	1,921
Net (loss) income before deemed dividend	(1,621)	125,210	(63,958)	109,332
Common stock deemed dividend - inducement	(320)	-	(745)	-
Net (loss) income attributable to common stockholders of Dominari Holdings Inc.	$(1,941)	$125,210	$(64,703)	$109,332

Net (loss) income per share, basic and diluted
Basic	$(0.08)	$8.11	$(2.97)	$7.98
Diluted	$(0.08)	$7.27	$(2.97)	$7.86

Weighted average number of shares outstanding, basic and diluted
Basic	24,477,426	15,442,342	21,790,293	13,700,375
Diluted	24,477,426	17,223,257	21,790,293	13,902,950

DOMINARI HOLDINGS INC.

Condensed Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2026	2025
Cash flows from operating activities
Net (loss) income before non-controlling interest and deemed dividend	$(63,702)	$111,253
Amortization of right-of-use assets	430	309
Depreciation	47	78
Non-cash underwriting revenue	(10,080)	(17,909)
Non-cash commissions expense	7,610	16,651
Stock-based compensation – employees	20,423	54,811
Stock-based compensation – advisors	61	-
Realized loss (gain) on marketable securities	8,945	437
Unrealized gain on marketable securities	(2,008)	(159,186)
Realized (gain) loss on securities owned	(3,343)	460
Unrealized loss (gain) on securities owned	5,059	(4,500)
Realized loss on long term equity investments	750	-
Realized and unrealized (gain) on note receivable	-	(221)
Change in carrying value of long-term investments	1,400	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,848)	(238)
Receivable from clearing brokers	(712)	(11,581)
Accounts receivable	(1,828)	-
Notes receivable, at fair value – net interest accrued	(93)	(21)
Security deposits	-	(25)
Accounts payable and accrued expenses	181	(140)
Accrued compensation and commissions	(12,175)	2,731
Lease liabilities	(387)	(272)
Contract liabilities	4,128	2,889
Liability for unrecognized tax benefits	6,421	-
Income tax payable	1,179
Other liabilities	573	442
Net cash (used in) operating activities	(38,969)	(4,032)

Cash flows from investing activities
Purchase of marketable securities	(9,440)	(16,960)
Sale of marketable securities	46,406	15,941
Purchase of securities owned	(10,455)	-
Sale of securities owned	16,192	-
Purchase of long term investments	(402)
Sale of long term equity investments	-	538
Collection of principal on note receivable	-	1,144
Collection of loans to employees	430	282
Net cash provided by investing activities	42,731	945

Cash flows from financing activities
Cash paid for dividends	(19,039)	(11,990)
Distributions to non-controlling interest	(898)	(1,784)
Purchase of treasury stock	(1,164)	-
Cash from issuance common stock, net of offering cost	-	13,517
Cash from issuance common stock for exercised warrants	7,323	4,637
Net cash (used in) provided by financing activities	(13,778)	4,380

Net (decrease) increase in cash and cash equivalents	(10,016)	1,293
Cash and cash equivalents, beginning of period	34,005	4,079
Cash and cash equivalents, end of period	$23,989	$5,372
Supplemental disclosures of cash flow information
Cash paid for interest	$11	$13
Cash paid for taxes	$6,962	$-
Deemed dividend	$745	$-

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of operating income, net income and earnings per share. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP is shown in the table below. ($ in thousands except per share amounts)

	Three Months Ended	Three Months Ended
	September 30, 2026	September 30, 2025
Loss from operations	$(1,882)	$(430)
Non-cash stock-based compensation	680	12
Adjusted (loss) income from operations	$(1,202)	$(418)

Net income (loss) attributable to common stockholders’ of Dominari Holdings	$(1,941)	$125,210
Non-cash stock-based compensation	680	12
Adjusted net (loss) income before income tax expense	$(1,261)	$125,222
Adjustment to the provision for income taxes	-	-
Adjusted net (loss) income to common stockholders’ of Dominari Holdings	(1,261)	125,222
Adjusted net (loss) income per share, basic	$(0.05)	$8.11
Weighted average number of shares outstanding, basic	24,477,426	15,442,342

	Nine Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2025
Loss from operations	$(40,646)	$(48,169)
Non-cash stock-based compensation	20,484	54,811
Adjusted (loss) income from operations	$(20,162)	$6,642

Net loss attributable to common stockholders’ of Dominari Holdings	$(64,703)	$109,332
Non-cash stock-based compensation	20,484	54,811
Adjusted net (loss) income before income tax expense	$(44,219)	$164,143
Adjustment to the provision for income taxes	228	4,482
Adjusted net (loss) income to common stockholders’ of Dominari Holdings	(44,447)	159,661
Adjusted net (loss) income per share, basic	$(2.04)	$11.65
Weighted average number of shares outstanding, basic	21,790,293	13,700,375

For additional information about Dominari Holdings Inc., please visit: https://www.dominariholdings.com/

About Dominari Holdings Inc.

The Company is a holding company that, through its various subsidiaries, is currently engaged in wealth management, investment banking, sales and trading and asset management. In addition to capital investment, Dominari provides management support to the executive teams of its subsidiaries, helping them to operate efficiently and reduce cost under a streamlined infrastructure. In addition to organic growth, the Company seeks opportunities outside of its current business to enhance shareholder value, including in the AI and Data Center sectors.

Dominari Securities LLC’s Mission Statement:

Dominari Securities LLC, a principal subsidiary of Dominari Holdings Inc., is a dynamic, forward-thinking financial services company that seeks to create wealth for all stakeholders by capitalizing on emerging trends in the financial services sector and identifying early-stage future opportunities that are expected to generate a high rate of return for investors.

Securities Brokerage and Registered Investment Adviser Services are offered through Dominari Securities LLC, a Member of FINRA, MSRB and SIPC. Securities brokerage, investment adviser and other non-bank deposit investments are not FDIC insured and may lose some or all of the principal invested. You can check the background of Dominari Securities LLC and its registered investment professionals and review its SEC Form CRS on FINRA’s BrokerCheck site at https://brokercheck.finra.org. Information for Dominari Securities LLC and its registered investment professionals as well as its SEC Form CRS may also be found on FINRA’s BrokerCheck site.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, which include but are not limited to the Risk Factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, relating to its business. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Dominari Holdings Inc.
https://www.dominariholdings.com/
info@dominari.com